EXHIBIT 11


                        INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Trustees of
 Mutual Fund Portfolio:


We consent to the use of our report included herein dated January 31, 1997 on the financial statements of the Mutual Fund Portfolio, Growth Stock Portfolio, Utilities Stock Portfolio, Bond Portfolio, and Money Market Portfolio as of December 31, 1996 and for the periods indicated therein and to the reference to our firm under the heading "Independent Accountants" in Part B of the Registration Statement.


                                            KPMG Peat Marwick LLP


Columbus, Ohio
April 28, 1997